UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): July 14, 2015

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

231 North Martingale Road Schaumburg, IL	60173
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (847) 781-3600

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 14, 2015, the Compensation Committee (the “Committee”) of the Board of Directors of Career Education Corporation (the “Company”) approved the Amended and Restated 2015 Annual Incentive Award Program (the “Revised AIP”) pursuant to the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”). The terms and conditions of the 2015 Annual Incentive Award Program approved by the Committee on March 2, 2015 (and disclosed in a Current Report on Form 8-K dated March 2, 2015 (the “March 2nd 8-K”) ) shall have no further force and effect and are replaced by the terms and conditions of the Revised AIP.

The Revised AIP aligns the Company’s annual incentive program with the Company’s May 2015 strategic decision to exit the Company’s Career Colleges business, to right-size its corporate overhead and to streamline its University operations in order to focus the Company’s resources and attention on its University business. The Committee believes that it is necessary and important to realign the performance measures and payout opportunities to the Company’s revised operating plan to provide clear incentives and performance expectations. The Revised AIP maintains an EBITDA performance component (80% weighting) and an individual goals performance component (20% weighting) for the most senior level participants. The EBITDA performance component is based solely on a company-wide EBITDA performance measure which has been revised to reflect the Company’s strategic decision and related actions. Achievement of the target level of performance for the EBITDA performance component results in a payout factor of 100% reflecting expectations for improved consolidated EBITDA performance as a result of the strategic changes to the Company’s business and to provide greater incentive to participants to achieve the anticipated benefits of the business changes. In addition, the payout opportunity for the individual goals performance component will also vary based on the level of achievement of the EBITDA performance component to further support the achievement of the anticipated benefits of the business changes. Threshold EBITDA performance levels of at least 60% must be achieved for any payments under the Revised AIP, and payments are capped at 200% of a participant’s AIP target value.

The Company’s current executive officers (other than the Interim CEO and Interim CFO) participate in the 2015 Annual Incentive Award Program for Key Executives pursuant to the 2008 Plan (the “Key Executive AIP”). The incentive compensation arrangements for the Company’s Interim CEO, Ronald McCray, are discussed below. As previously announced, compensation for the services of the Company’s Interim CFO, David Rawden, is provided pursuant to an agreement with an affiliate of AlixPartners; Mr. Rawden is not directly compensated by the Company. As noted in the March 2nd 8-K, the Key Executive AIP (i) establishes the maximum amount payable to each identified participant based on achievement of a revenue performance measure and (ii) is designed to qualify amounts earned under the Key Executive AIP as “performance-based” compensation for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended from time to time. The March 2nd 8-K also noted the Committee’s intention to exercise its negative discretion under the Key Executive AIP to establish payments thereunder in accordance with the 2015 Annual Incentive Plan, consistent with its practice in recent years. In light of the adoption of the Revised AIP, the Committee will exercise its negative discretion under the Key Executive AIP to establish payments thereunder in accordance with the Revised AIP.

As previously disclosed, on March 6, 2015 the Committee granted the following to Ronald McCray in accordance with the compensation arrangements established for Mr. McCray in connection with his employment as the Company’s Interim President and Chief Executive Officer: (i) 250,000 stock-settled restricted stock units under the 2008 Plan, and (ii) 11,324 cash-settled restricted stock units outside of the 2008 Plan. As described in the March 2nd 8-K, Mr. McCray’s restricted stock unit awards vest on March 14, 2016 based on the level of achievement of company-wide 2015 EBITDA, as defined for purposes of the Company’s 2015 Annual Incentive Program, and the number of restricted stock units eligible for vesting will be based on the length of Mr. McCray’s tenure in his role as Interim President and Chief Executive Officer of the Company, with 25% being eligible for vesting as of the grant date and an additional 25% eligible for vesting on each of April 1, 2015, July 1, 2015 and October 1, 2015. In light of the adoption of the Revised AIP, the performance vesting criteria of Mr. McCray’s restricted stock units is now based on the level of achievement of company-wide EBITDA as defined for purposes of the Revised AIP. The scale for determining the number of restricted stock units eligible for vesting based on achievement of the above-referenced EBITDA performance measure has been revised to conform to the payout scale under the Revised AIP in accordance with the rationale discussed above relating to the design of the Revised AIP. The revised scale is set forth in the Amendment to Restricted Stock Unit Agreements attached as Exhibit 10.2.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description of Exhibits

10.1	Amended and Restated 2015 Annual Incentive Award Program pursuant to the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”)

10.2	Amendment to Restricted Stock Unit Agreements between Career Education Corporation and Ronald McCray dated July 17, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Jeffrey D. Ayers
Jeffrey D. Ayers
Senior Vice President, General Counsel and Corporate Secretary

Date: July 20, 2015

Exhibit Index

Exhibit Number	Description of Exhibits

10.1	Amended and Restated 2015 Annual Incentive Award Program pursuant to the Career Education Corporation 2008 Incentive Compensation Plan (the “2008 Plan”)

10.2	Amendment to Restricted Stock Unit Agreements between Career Education Corporation and Ronald McCray dated July 17, 2015

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